As filed with the Securities and Exchange Commission on April 30, 2021

Registration No.   333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SELECTIVE INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-2168890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Wantage Avenue Branchville, NJ	07890
(Address of Principal Executive Offices)	(Zip Code)

Selective Insurance Group, Inc. Employee Stock Purchase Plan (2021)

(Full title of the plan)

Michael H. Lanza

Executive Vice President and General Counsel

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

(Name and address for agent for service)

(973) 948-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $2.00 per share	1,000,000 shares	$77.25	$77,250,000.00	$8,427.98

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may become issuable under the Selective Insurance Group, Inc. Employee Stock Purchase Plan (2021) (the “ESPP”) pursuant to stock splits, stock dividends or similar transactions, without the need for any post-effective amendment.

(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low sales price of the common stock of Selective Insurance Group, Inc. (the “Company”) as reported on the Nasdaq Global Select Market on April 26, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be delivered to participants in the ESPP as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

Item 3. Incorporation by Reference

The following documents previously filed by the Company with the Commission are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 12, 2021;

•	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 24, 2021, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 12, 2021;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on April 29, 2021;

•	The Company’s Current Report on Form 8-K filed with the Commission on January 28, 2021; and

•	The description of the Company’s common stock contained in Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed with the Commission on February 20, 2007, as updated by the description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) contained in Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 12, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any report, document or portion thereof that is furnished to, but not filed with, the Commission is specifically not incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legal opinion regarding the validity of the securities to be issued is rendered by Robyn P. Turner, Esq., Vice President, Assistant General Counsel and Corporate Secretary of the Company.

Item 6. Indemnification of Directors and Officers.

The Company is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the “Act”), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors of the Company (the “Board”). The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the Act. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. A New Jersey corporation, however, may provide, with certain limitations, in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

Section (a) of Article Eighth of the Company’s Amended and Restated Certificate of Incorporation provides generally that a director shall not be personally liable to the Company or its stockholders for damages from breach of any duty owed to the Company or its stockholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of the Company shall not be personally liable to the Company or its stockholders for damages or breach of any duty owed to the Company or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

Section (b) of Article Eighth of the Company’s Amended and Restated Certificate of Incorporation and Section 14 of the Company’s By-Laws provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of the Company or any constituent corporation absorbed by it in a consolidation or merger, or by reason of his or her having been a director, officer, trustee, employee or agent of another entity serving as such at the Company’s request, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits the Company to provide broader indemnification rights than the Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney’s fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors, administrators and assigns; provided, however, that, except as provided above, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board. Such provisions of the Company’s Amended and Restated Certificate of Incorporation and By-Laws provide, under certain circumstances, for a right to be paid by the Company the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the Board. Further, the Company is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not the Company would have the power to indemnify such person.

The Company’s directors and officers are insured by policies purchased by it against liability and expenses incurred in their capacity as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Selective Insurance Group, Inc., filed May 4, 2010 (incorporated by reference herein to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed July 29, 2010).

4.2	Certificate of Correction to Amended and Restated Certificate of Incorporation of Selective Insurance Group, Inc., dated August 17, 2020 and effective May 4, 2010 (incorporated by reference herein to Exhibit 3.1 of the Company’s Form 8-K, filed August 25, 2020).

4.3	Certificate of Amendment of the Restated Certificate of Incorporation of Selective Insurance Group, Inc., with respect to the 4.60% Non-Cumulative Preferred Stock, Series B of Selective Insurance Group, Inc., filed with the State of New Jersey Department of Treasury and effective December 7, 2020 (incorporated by reference herein to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed December 8, 2020).

4.4	By-Laws of Selective Insurance Group, Inc., effective July 29, 2015 (incorporated by reference herein to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed July 30, 2015).

4.5	Selective Insurance Group, Inc. Employee Stock Purchase Plan (2021) (incorporated by reference herein to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed April 29, 2021).

5.1*	Opinion of Robyn P. Turner

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Robyn P. Turner (included in Exhibit 5.1).

24.1*	Power of Attorney of Ainar D. Aijala, Jr.

24.2*	Power of Attorney of Lisa Rojas Bacus

24.3*	Power of Attorney of John C. Burville

24.4*	Power of Attorney of Terrence W. Cavanaugh

24.5*	Power of Attorney of Wole C. Coaxum

24.6*	Power of Attorney of Robert Kelly Doherty

24.7*	Power of Attorney of Thomas A. McCarthy

24.8*	Power of Attorney of Stephen C. Mills

24.9*	Power of Attorney of H. Elizabeth Mitchell

24.10*	Power of Attorney of Michael J. Morrissey

24.11*	Power of Attorney of Gregory E. Murphy

24.12*	Power of Attorney of Cynthia S. Nicholson

24.13*	Power of Attorney of William M. Rue

24.14*	Power of Attorney of John S. Scheid

24.15*	Power of Attorney of J. Brian Thebault

24.16*	Power of Attorney of Philip H. Urban

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Selective Insurance Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey, on this 30th day of April, 2021.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ John J. Marchioni
John J. Marchioni
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John J. Marchioni	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2021
John J. Marchioni	and Director

/s/ Mark A. Wilcox	Executive Vice President and Chief Financial Officer	April 30, 2021
Mark A. Wilcox	(Principal Financial Officer)

/s/ Anthony D. Harnett	Senior Vice President and Chief Accounting Officer	April 30, 2021
Anthony D. Harnett	(Principal Accounting Officer)

*	Director	April 30, 2021
Ainar D. Aijala, Jr.

*	Director	April 30, 2021
Lisa Rojas Bacus

*	Director	April 30, 2021
John C. Burville

*	Director	April 30, 2021
Terrence W. Cavanaugh

*	Director	April 30, 2021
Wole C. Coaxum

*	Director	April 30, 2021
Robert Kelly Doherty

*	Director	April 30, 2021
Thomas A. McCarthy

*	Director	April 30, 2021
Stephen C. Mills

Signature	Title	Date

*	Director	April 30, 2021
H. Elizabeth Mitchell

*	Director	April 30, 2021
Michael J. Morrissey

*	Non-Executive Chairperson	April 30, 2021
Gregory E. Murphy	of the Board

*	Director	April 30, 2021
Cynthia S. Nicholson

*	Director	April 30, 2021
William M. Rue

*	Director	April 30, 2021
John S. Scheid

*	Director	April 30, 2021
J. Brian Thebault

*	Director	April 30, 2021
Philip H. Urban

Michael H. Lanza hereby signs this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on April 30, 2021 pursuant to powers of attorney filed herewith.

*By:	/s/ Michael H. Lanza
Michael H. Lanza
Attorney-in-Fact